Exhibit 23.3

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement of Opal Fuels Inc. on Form S-8 of our report dated March 9, 2022, with respect to our audit of the financial statements of ArcLight Clean Transition Corp. II as of December 31, 2021 and for the period from January 13, 2021 (inception) through December 31, 2021, appearing in the Annual Report on Form 10-K of ArcLight Clean Transition Corp. II for the period ended December 31, 2021. We were dismissed as auditors on August 9, 2022 following the issuance of the Company’s Form 10-Q for the quarterly period ended June 30, 2022 and, accordingly, we have not performed any audit or review procedures with respect to any financial statements appearing in such Prospectus for the periods after the date of our dismissal. We also consent to the reference to our firm under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Marcum LLP

Hartford, CT
September 30, 2022

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